Exhibit 107

Calculation of Filing Fee Tables
FORM S-4
REGISTRATION STATEMENT
(Form Type)
FREYR Battery, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(c) and 457(f)(1)	139,705,234(2)	$6.23	$870,363,607.82(4)	$110.20 per million	$95,914.07
	Equity	Warrants to purchase Common Shares	Rule 457(c) and 457(f)(1)	24,624,894(5)	N/A	N/A	N/A	N/A(6)
	Equity	Common Shares underlying warrants	Rule 457(g)	26,800,975	$6.23	$166,970,074.25(7)	$110.20 per million	$18,400.10
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$1,037,333,682.07		$114,314.17
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$114,314.17

(1)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.0001102.

(2)	Represents the maximum number of shares of FREYR Battery, Inc. (“FREYR Delaware”) common shares, par value $0.01 per share (the “Common Shares”), issuable to shareholders of FREYR Battery (“FREYR”) upon the completion of the merger between FREYR Delaware and FREYR described in FREYR Delaware’s registration statement on Form S-4 (the “Registration Statement”). This number is based on 139,705,234, the maximum total number of FREYR Ordinary Shares, without nominal value (the “Ordinary Shares”), estimated to be issued and outstanding immediately prior to completion of the merger.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of FREYR Ordinary Shares on the New York Stock Exchange (the “NYSE”) on September 1, 2023. This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the FREYR Delaware Common Shares was calculated as follows: the product of (i) $6.23, the average of the high and low prices per share of FREYR Ordinary Shares as of September 1, 2023, as quoted on the NYSE, and (ii) 139,705,234, the total number of shares of FREYR Ordinary Shares may be issued in exchange for FREYR Delaware Common Shares, calculated in accordance with footnote (2) above.

(5)	Consists of 24,624,894 public and private warrants of FREYR Delaware, issuable to shareholders of FREYR upon the completion of the merger between FREYR Delaware and FREYR described in the Registration Statement. This number is based on the maximum total number of FREYR warrants estimated to be issued and outstanding immediately prior to completion of the merger. Each warrant will entitle the warrant holder to purchase one Common Share at a price of $11.50.
(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(7)	Represents shares of FREYR Delaware Common Shares to be issued upon the exercise of the public and private warrants, as well as shares of FREYR Delaware Common Shares to be issued upon the exercise of the warrants currently held by EDGE Global LLC.